UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 24, 2009

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota 55306

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Named Executive Officer Compensation

On February 24, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of OneBeacon Insurance Group, Ltd. (the “Company”) approved various elements of compensation with respect to the executive officers of the Company to be named in its 2009 Proxy Statement (“named executive officers”).  The Committee set annual salaries, approved annual bonuses pursuant to the Management Incentive Plan (“MIP”), approved payments under various long-term incentive plans, and approved awards under the 2009-2011 performance cycle of the Company’s Long-Term Incentive Plan, all as described in more detail below.  The Committee also approved cash retention bonuses to certain of the named executive officers.  For a complete description of the Company’s compensation plans with respect to its named executive officers, please refer to the Company’s Proxy Statement dated April 10, 2008 as filed with the Securities and Exchange Commission (the “2008 Proxy Statement”).

Annual Base Salary

Annual base salaries for the named executive officers for 2009 are unchanged from 2008. T. Michael Miller, President and Chief Executive Officer, will receive an annual base salary of $500,000; Paul H. McDonough, Senior Vice President and Chief Financial Officer, will receive an annual base salary of $375,000; Kevin J. Rehnberg, Senior Vice President-Specialty Lines, OneBeacon Insurance Company (“OBIC”) will receive an annual base salary of $400,000; Drew C. Carnase, Senior Vice President-Commercial Lines, OBIC, will receive an annual base salary of $400,000; and Alexander C. Archimedes, Senior Vice President-Personal Lines, OBIC, will receive an annual base salary of $300,000.

Annual Bonus Program

Also on February 24, 2009, the Committee approved annual bonuses to be paid to each of the Company’s named executive officers under the Company’s annual bonus program, or MIP. The 2008 MIP is described in more detail in the 2008 Proxy Statement and is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and filed with the Securities and Exchange Commission on February 27, 2009 (the “2008 10-K”). The annual bonuses approved with respect to 2008 are as follows: Mr. Miller-$468,800; Mr. McDonough-$234,400; Mr. Rehnberg-$240,100; Mr. Carnase-$261,400; and Mr. Archimedes-$201,100.  The 2009 MIP targets remain unchanged from 2008 at 75% of annual base salary for Mr. Miller and 50% of annual base salary for each of the other named executive officers. The 2009 MIP is substantially similar to the 2008 MIP described in the 2008 Proxy Statement and filed as an exhibit to the 2008 10-K.

Long-Term Incentive Awards

2006-2008 Performance Cycle Award Payouts. On February 24, 2009, the Committee approved payments under outstanding performance unit awards for the 2006-2008 performance cycle to the Company’s named executive officers at 126.1% of target which resulted in the following payouts to the applicable named executive officers:  Mr. Miller-$1,868,257; each of Messrs McDonough, Rehnberg, Carnase and Archimedes-$653,005.

2007-2008 Performance Cycle Award Payouts. On February 24, 2009, the Committee approved payments under outstanding performance share awards for the 2007-2008 performance cycle to certain of the Company’s named executive officers at 1.4% of target which resulted in the following payouts to the applicable named executive officers: Mr. Miller-$13,278; each of Messrs. McDonough, Rehnberg, Carnase and Archimedes-$1,448.

2009-2011 Performance Cycle Grants. At the same meeting, certain of the named executive officers of the Company were granted target performance share and performance unit awards for the 2009-2011 performance cycle as follows: Mr. Miller-117,536 shares and 25,000 units; Mr. McDonough-21,157 shares and 4,500 units; Mr. Rehnberg-21,157 shares and 10,050 units; and Mr. Carnase-21,157 shares and 10,050 units. Performance against the target governing the performance shares and units will be confirmed by the Committee following the end of 2011 and the number of performance shares and units actually awarded at that time can range from 0% to 200% of the target number granted.  The target performance goal for the performance share plan has been set at 12% per year growth in book value per share, adjusted for dividends.  The target performance goal for the performance unit plan has been set at a 95% average adjusted economic combined ratio.  The adjusted economic combined ratio is the GAAP combined ratio adjusted to include sources of non-underwriting income or expense that are not included in the GAAP combined ratio but relate to operating performance of the Company, including but not limited to management or other fees and gains/losses from the sale of any business or entity. Each unit has a value of $100.

Retention Awards.  Also at the February 24, 2009 meeting, the Compensation Committee granted cash retention bonuses to the following named executive officers:  Mr. Miller-$6,000,000; Mr. McDonough-$1,500,000; Mr. Rehnberg-$2,000,000; and Mr. Carnase-$2,000,000.  The awards vest fifty percent in February 2010 and fifty percent in February 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1	Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2009-2011 Performance Share Grant

Exhibit 10.2	Form of OneBeacon Insurance Group, Ltd. Long-Term Incentive Plan 2009-2011 Performance Unit Grant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: March 2, 2009

	By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary